Exhibit 99.1

Willdan Group Reports

First Quarter 2022 Results

ANAHEIM, Calif. –May 5, 2022 – Willdan Group, Inc. (“Willdan”) (Nasdaq: WLDN), a provider of professional, technical and consulting services, today reported financial results for its first quarter ended April 1, 2022.

First Quarter 2022 Summary

●	Consolidated contract revenue of $91.8 million
●	Net revenue* of $50.2 million
●	Net loss of $3.8 million, or $(0.30) per diluted share
●	Adjusted net income* of $0.9 million, or $0.07 per diluted share
●	Adjusted EBITDA* of $2.3 million

*See “Use of Non-GAAP Financial Measures” below.

“Our first quarter results were in-line with our internal plan,” said Tom Brisbin, Willdan’s Chairman and Chief Executive Officer. “Revenue and earnings growth is expected to continue accelerating throughout the year, thus remaining on track with our fiscal 2022 financial targets. The trend toward EV’s and electrification to decarbonize energy, points toward growth in demand, which drives our business.”

First Quarter 2022 Financial Results

Consolidated contract revenue increased $12.8 million, or 16.1%, in the three months ended April 1, 2022, compared to the three months ended April 2, 2021, primarily due to the resumption of Covid-19 suspended projects combined with increases from construction management projects in our Energy segment.

Net Revenue increased 4.6% to $50.2 million from $48.0 million for the first quarter of 2021 (see “Use of Non-GAAP Financial Measures” below) due to the change in the mix in our contract revenues in our Energy segment as well as additional start-up costs associated with the new California IOU programs. Gross profit for the first quarter of fiscal 2022 decreased by $0.8 million, or 2.4%, to $31.4 million, or 34.1% of contract revenue, compared to $32.1 million, or 40.6% of revenue in the first quarter of fiscal 2021.

General and administrative expenses increased $0.6 million, or 1.8%, in the three months ended April 1, 2022, compared to the three months ended April 2, 2021 primarily due to higher professional service fees and higher computer-related expenses, partially offset by lower stock-based compensation expenses.

Income tax benefit was $2.4 million for the three months ended April 1, 2022, compared to a tax benefit of $1.5 million for the three months ended April 2, 2021. The increase in the income tax benefit is primarily attributable to additional energy efficiency building deductions derived from prior years.

As a result, the reported net loss for the first quarter of fiscal 2022 was $3.8 million, matching the net loss of $3.8 million for the same period last year.

Adjusted Net Income (see “Use of Non-GAAP Financial Measures” below) for the first quarter of fiscal year 2022 was $0.9 million, or $0.07 per diluted share, as compared to Adjusted Net Income of $2.7 million, or $0.22 per diluted share, for the same period last year.

Adjusted EBITDA (see “Use of Non-GAAP Financial Measures” below) was $2.3 million for the first quarter of 2022 compared to $4.7 million for the same period last year.

Liquidity and Capital Resources

As of April 1, 2022, cash and cash equivalents totaled $7.7 million. Cash flows used in operating activities were $7.8 million for three months ended April 1, 2022, as compared to cash flows provided by operating activities of $5.6 million for the same period last year. Cash flows for the three months ended April 1, 2022 were impacted primarily from the changing mix of revenues, combined with the increased demand for working capital related to the resumption of our utility programs that were suspended in 2021 and start-up costs associated with certain new contract awards.

As of April 1, 2022, there was $115.8 million outstanding under our term loan credit facilities. We had no borrowings under our $50.0 million revolving credit facility. On March 8, 2022, we amended our credit agreement to, among other things, draw the remaining $20.0 million available under the Delayed Draw Term Loan facility and adjust certain covenants to ensure an adequate margin for compliance obligations through fiscal year 2022. We believe that we have adequate resources and liquidity to fund cash requirements and debt repayments for at least the next 12 months.

Full Year 2022 Financial Targets

●	Net revenue* growth of approximately 20%
●	Adjusted EBITDA* growth of approximately 50%
●	Adjusted Diluted EPS* growth of approximately 20%

*See “Use of Non-GAAP Financial Measures” below.

First Quarter 2022 Conference Call

Willdan will be hosting an investor conference call related to first quarter earnings today, May 5, 2022, at 5:30 p.m. Eastern/2:30 p.m. Pacific. To access the call, listeners should dial 800-285-6670 approximately five minutes prior to the scheduled start time. There is no conference code required. The conference call will be webcast simultaneously on Willdan’s website at ir.willdangroup.com/events-presentations.

A replay of the conference call will be available through May 20, 2022 by dialing 877-660-6853 and entering access identification 13729431.

An Investor Report containing supplemental financial information can also be accessed on the home page of Willdan’s investor relations website.

About Willdan Group, Inc.

Willdan is a nationwide provider of professional, technical and consulting services to utilities, government agencies, and private industry. Willdan’s service offerings span a broad set of complementary disciplines that include electric grid solutions, energy efficiency and sustainability, engineering and planning, and municipal financial consulting. For additional information, visit Willdan's website at www.willdan.com.

Use of Non-GAAP Financial Measures

“Net Revenue,” defined as contract revenue as reported in accordance with GAAP minus subcontractor services and other direct costs, is a non-GAAP financial measure, Net Revenue is a supplemental measure that Willdan believes enhances investors’ ability to analyze Willdan’s business trends and performance because it substantially measures the work performed by Willdan’s employees. In the course of providing services, Willdan routinely subcontracts various services. Generally, these subcontractor services and other direct costs are passed through to Willdan’s clients and, in accordance with U.S. generally accepted accounting principles (“GAAP”) and industry practice, are included in Willdan’s revenue when it is Willdan’s contractual responsibility to procure or manage such subcontracted activities. Because subcontractor services and other direct costs can vary significantly from project to project and period to period, changes in revenue may not necessarily be indicative of Willdan’s business trends. Accordingly, Willdan segregates subcontractor services and other direct costs from revenue to promote a better understanding of Willdan’s business by evaluating revenue exclusive of subcontract services and other direct costs associated with external service providers. A reconciliation of Willdan’s contract revenue as reported in accordance with GAAP to Net Revenue is provided at the end of this press release. A reconciliation of targeted contract revenue for 2022 as reported in accordance with GAAP to targeted Net Revenues for fiscal 2022, which is a forward-looking non-GAAP financial measure, is not provided because Willdan is unable to provide such reconciliation without unreasonable effort. The inability to provide a reconciliation is due to the uncertainty and inherent difficulty of predicting the subcontractor services and other director costs that are subtracted from contract revenues in order to derive Net Revenues. While subcontractor costs have increased recently, subcontractor costs can vary significantly from period to period. Subcontractor costs and other direct costs were 45.4% and 43.0% of contract revenue for the quarter ended April 1, 2022 and fiscal year 2021 and 39.4% and 50.2% for the quarter ended April 2, 2021 and fiscal year 2020, respectively.

“Adjusted EBITDA,” defined as net income plus interest expense, income tax expense, stock-based compensation, interest accretion, depreciation and amortization, transaction costs and gain on sale of equipment, is a non-GAAP financial measure. Adjusted EBITDA is a supplemental measure used by Willdan’s management to measure Willdan’s operating performance. Willdan believes Adjusted EBITDA is useful because it allows Willdan’s management to evaluate its operating performance and compare the results of its operations from period to period and against its peers without regard to its financing methods, capital structure and non-operating expenses. Willdan uses Adjusted EBITDA to evaluate its performance for, among other things, budgeting, forecasting and incentive compensation purposes.

Certain items excluded from Adjusted EBITDA are significant components in understanding and assessing a company’s financial performance, such as a company’s costs of capital, stock-based compensation, as well as the historical costs of depreciable assets. A reconciliation of net income as reported in accordance with GAAP to Adjusted EBITDA is provided at the end of this press release.

“Adjusted Net Income,” defined as net income plus stock-based compensation, intangible amortization, interest accretion and transaction costs, each net of tax, is a non-GAAP financial measure.

“Adjusted Diluted EPS,” defined as net income plus stock-based compensation, intangible amortization, interest accretion, transaction costs, and deferred tax valuation, each net of tax, all divided by the diluted weighted-average shares outstanding, is a non-GAAP financial measure. Adjusted Net Income and Adjusted Diluted EPS are supplemental measures used by Willdan’s management to measure its operating performance. Willdan believes Adjusted Net Income and Adjusted Diluted EPS are useful because they allow Willdan’s management to more closely evaluate and explain the operating results of Willdan’s business by removing certain non-operating expenses. Reconciliations of net income as reported in accordance with GAAP to Adjusted Net Income and diluted EPS as reported in accordance with GAAP to Adjusted Diluted EPS are provided at the end of this press release.

Willdan’s definitions of Net Revenue, Adjusted EBITDA, Adjusted Net Income and Adjusted Diluted EPS have limitations as analytical tools and may differ from other companies reporting similarly named measures or from similarly named measures Willdan has reported in prior periods. These measures should be considered in addition to, and not as a substitute for, or superior to, other measures of financial performance prepared in accordance with GAAP, such as contract revenue, net income and diluted EPS.

Forward Looking Statements

Statements in this press release that are not purely historical, including statements regarding Willdan’s intentions, hopes, beliefs, expectations, representations, projections, estimates, plans or predictions of the future are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including statements regarding the impact of Covid-19 on Willdan’s business, Willdan’s ability to capitalize on increased energy efficiency spending in large markets and expected benefits from its acquisitions. All statements other than statements of historical fact included in this press release are forward-looking statements. These forward-looking statements involve risks and uncertainties including, but not limited to, the extent to which the Covid-19 pandemic and measures taken to contain its spread ultimately impact Willdan’s business, results of operation and financial condition, including the speed with which its various direct install programs for small businesses are able to resume normal operations following government mandated shutdowns and phased re-openings. It is important to note that Willdan’s actual results could differ materially from those in any such forward-looking statements. Important factors that could cause actual results to differ materially from its expectations include, but are not limited to, Willdan’s ability to adequately complete projects in a timely manner, Willdan’s ability to compete successfully in the highly competitive energy services market, Willdan’s reliance on work from its top ten clients; changes in state, local and regional economies and government budgets, Willdan’s ability to win new contracts, to renew existing contracts and to compete effectively for contracts awarded through bidding processes, Willdan’s ability to successfully integrate its acquisitions and execute on its growth strategy, Willdan’s ability to make principal and interest payments on its outstanding debt as they come due and to comply with financial covenants contained in its debt agreements, Willdan’s ability to obtain financing and to refinance its outstanding debt as it matures, Willdan’s ability to attract and retain managerial, technical, and administrative talent, and Willdan’s ability to manage supply chain constraints and labor shortages.

All written and oral forward-looking statements attributable to Willdan, or persons acting on its behalf, are expressly qualified in their entirety by the cautionary statements and risk factors disclosed from time to time in Willdan’s reports filed with the Securities and Exchange Commission, including, but not limited to, the Annual Report on Form 10-K filed for the year ended December 31, 2021, as such disclosures may be amended, supplemented or superseded from time to time by other reports Willdan files with the Securities and Exchange Commission, including subsequent Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q or Current Reports on Form 8-K. Willdan cautions investors not to place undue reliance on the forward-looking statements contained in this press release. Willdan disclaims any obligation to, and does not undertake to, update or revise any forward-looking statements in this press release unless required by law.

WILLDAN GROUP, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except par value)

	April 1,	December 31,
	2022	2021
Assets
Current assets:
Cash and cash equivalents	$7,651	$11,221
Accounts receivable, net of allowance for doubtful accounts of $897 and $1,115 at April 1, 2022 and December 31, 2021, respectively	49,477	67,211
Contract assets	59,184	59,288
Other receivables	7,772	6,267
Prepaid expenses and other current assets	4,777	4,972
Total current assets	128,861	148,959
Equipment and leasehold improvements, net	18,343	16,757
Goodwill	130,124	130,124
Right-of-use assets	14,315	15,177
Other intangible assets, net	49,866	52,713
Other assets	13,406	13,843
Deferred income taxes, net	17,822	16,849
Total assets	$372,737	$394,422
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$19,894	$36,672
Accrued liabilities	27,154	35,680
Contingent consideration payable	912	10,206
Contract liabilities	11,068	13,499
Notes payable	16,357	15,036
Finance lease obligations	732	539
Lease liability	5,629	5,575
Total current liabilities	81,746	117,207
Contingent consideration payable	—	832
Notes payable	100,324	85,538
Finance lease obligations, less current portion	1,291	778
Lease liability, less current portion	9,760	10,768
Other noncurrent liabilities	78	78
Total liabilities	193,199	215,201

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $0.01 par value, 10,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.01 par value, 40,000 shares authorized; 13,206 and 12,804 shares issued and outstanding at April 1, 2022 and December 31, 2021, respectively	132	128
Additional paid-in capital	171,080	167,032
Accumulated other comprehensive loss	—	(38)
Retained earnings	8,326	12,099
Total stockholders’ equity	179,538	179,221
Total liabilities and stockholders’ equity	$372,737	$394,422

WILLDAN GROUP, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

(in thousands, except per share amounts)

	Three Months Ended
	April 1,	April 2,
	2022	2021

Contract revenue	$91,838	$79,086

Direct costs of contract revenue (inclusive of directly related depreciation and amortization):
Salaries and wages	18,810	15,820
Subcontractor services and other direct costs	41,668	31,134
Total direct costs of contract revenue	60,478	46,954

General and administrative expenses:
Salaries and wages, payroll taxes and employee benefits	19,357	19,444
Facilities and facility related	2,398	2,643
Stock-based compensation	3,305	4,206
Depreciation and amortization	4,409	4,187
Other	7,499	5,841
Total general and administrative expenses	36,968	36,321
Income (Loss) from operations	(5,608)	(4,189)

Other income (expense):
Interest expense, net	(751)	(1,064)
Other, net	197	29
Total other expense, net	(554)	(1,035)
Income (Loss) before income taxes	(6,162)	(5,224)

Income tax (benefit) expense	(2,389)	(1,458)
Net income (loss)	(3,773)	(3,766)

Other comprehensive income (loss):
Unrealized gain (loss) on derivative contracts, net of tax	38	128
Comprehensive income (loss)	$(3,735)	$(3,638)

Earnings (Loss) per share:
Basic	$(0.30)	$(0.31)
Diluted	$(0.30)	$(0.31)

Weighted-average shares outstanding:
Basic	12,786	12,147
Diluted	12,786	12,147

WILLDAN GROUP, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Three Months Ended
	April 1,	April 2,
	2022	2021
Cash flows from operating activities:
Net income (loss)	$(3,773)	$(3,766)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	4,409	4,187
Deferred income taxes, net	(973)	(1,058)
(Gain) loss on sale/disposal of equipment	(36)	1
Provision for doubtful accounts	64	170
Stock-based compensation	3,305	4,206
Accretion and fair value adjustments of contingent consideration	80	398
Changes in operating assets and liabilities, net of effects from business acquisitions:
Accounts receivable	17,670	17,819
Contract assets	104	(4,547)
Other receivables	(1,505)	1,015
Prepaid expenses and other current assets	253	974
Other assets	437	3,952
Accounts payable	(16,778)	(15,122)
Accrued liabilities	(8,488)	(3,801)
Contract liabilities	(2,431)	1,280
Right-of-use assets	(92)	(63)
Net cash (used in) provided by operating activities	(7,754)	5,645
Cash flows from investing activities:
Purchase of equipment and leasehold improvements	(2,103)	(1,327)
Proceeds from sale of equipment	39	8
Net cash used in investing activities	(2,064)	(1,319)
Cash flows from financing activities:
Payments on contingent consideration	(10,206)	(5,371)
Payments on notes payable	(701)	(508)
Borrowings under term loan facility and line of credit	20,000	—
Repayments under term loan facility and line of credit	(3,250)	(3,250)
Principal payments on finance leases	(342)	(127)
Proceeds from stock option exercise	23	527
Proceeds from sales of common stock under employee stock purchase plan	1,561	1,385
Cash used to pay taxes on stock grants	(837)	(12)
Restricted Stock Award and Units	—	(1)
Net cash used in financing activities	6,248	(7,357)
Net increase (decrease) in cash and cash equivalents	(3,570)	(3,031)
Cash and cash equivalents at beginning of period	11,221	28,405
Cash and cash equivalents at end of period	$7,651	$25,374
Supplemental disclosures of cash flow information:
Cash paid during the period for:
Interest	$699	$954
Income taxes	(385)	(320)
Supplemental disclosures of noncash investing and financing activities:
Equipment acquired under finance leases	1,048	254

Willdan Group, Inc. and Subsidiaries

Reconciliation of GAAP Revenue to Net Revenue

(in thousands)

(Non-GAAP Measure)

	Three Months Ended
	April 1,	April 2,
	2022	2021
Consolidated
Contract revenue	$91,838	$79,086
Subcontractor services and other direct costs	41,668	31,134
Net Revenue	$50,170	$47,952

Energy segment
Contract revenue	$74,886	$62,007
Subcontractor services and other direct costs	40,848	29,258
Net Revenue	$34,038	$32,749

Engineering and Consulting segment
Contract revenue	$16,952	$17,078
Subcontractor services and other direct costs	820	1,876
Net Revenue	$16,132	$15,202

Willdan Group, Inc. and Subsidiaries

Reconciliation of GAAP Net Income to Adjusted EBITDA

(in thousands)

(Non-GAAP Measure)

	Three Months Ended
	April 1,	April 2,
	2022	2021
Net income (loss)	$(3,773)	$(3,766)
Interest expense	751	1,064
Income tax expense (benefit)	(2,389)	(1,458)
Stock-based compensation	3,305	4,206
Interest accretion (1)	80	398
Depreciation and amortization	4,409	4,187
Transaction costs (2)	—	34
(Gain) Loss on sale of equipment	(36)	1
Adjusted EBITDA	$2,347	$4,666

(1)	Interest accretion represents the imputed interest and fair value adjustments to estimated contingent consideration.
(2)	Transaction costs represents acquisition and acquisition related costs.

Willdan Group, Inc. and Subsidiaries

Reconciliation of GAAP Net Income to Adjusted Net Income and Adjusted Diluted EPS

(in thousands, except per share amounts)

(Non-GAAP Measure)

	Three Months Ended
	April 1,	April 2,
	2022	2021
Net income (loss)	$(3,773)	$(3,766)
Adjustment for stock-based compensation	3,305	4,206
Tax effect of stock-based compensation	(806)	(579)
Adjustment for intangible amortization	2,847	2,886
Tax effect of intangible amortization	(695)	(397)
Adjustment for interest accretion	80	398
Tax effect of interest accretion	(20)	(55)
Adjustment for transaction costs	—	34
Tax effect of transaction costs	—	(5)
Adjustment for deferred tax valuation	—	—
Tax effect of deferred tax valuation	—	—
Adjusted Net Income (Loss)	$938	$2,722

Diluted weighted-average shares outstanding	12,786	12,147

Diluted earnings (loss) per share	$(0.30)	$(0.31)
Impact of adjustment:
Stock-based compensation per share	0.26	0.34
Tax effect of stock-based compensation per share	(0.06)	(0.05)
Intangible amortization per share	0.22	0.24
Tax effect of intangible amortization per share	(0.06)	(0.03)
Interest accretion per share	0.01	0.03
Tax effect of interest accretion per share	(0.00)	—
Transaction costs per share	—	—
Tax effect of transaction costs per share	—	—
Deferred tax valuation per share	—	—
Tax effect of deferred tax valuation per share	—	—
Adjusted Diluted EPS	$0.07	$0.22

Contact:

Willdan Group, Inc.

Al Kaschalk

VP Investor Relations

Tel: 310-922-5643

akaschalk@willdan.com